Exhibit 99.1

April 1, 2014

Springleaf Announces Filing of Forms 12b-25

EVANSVILLE, Ind.— Springleaf Holdings, Inc. (NYSE: LEAF) (“Springleaf”) and Springleaf Finance Corporation (“SFC”), each filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission in connection with their Annual Reports on Form 10-K for the year ended December 31, 2013 (the “Annual Reports”). Springleaf’s and SFC’s Annual Reports were due on March 31, 2013, and Springleaf and SFC extended the filing deadline 15 calendar days.

Springleaf and SFC have experienced a delay in completing the financial statements and related disclosures to be included in their Annual Reports. As a result of this delay, Springleaf and SFC are unable to file their Annual Reports by the prescribed filing date without unreasonable effort or expense.

Springleaf does not currently anticipate that its statements of operations, as will be reflected in its Annual Report when filed, will differ materially from its Fourth Quarter and Full Year 2013 statements of operations as disclosed in its press release dated March 11, 2014.

Springleaf’s and SFC’s inability to timely file their Annual Reports is a result of time needed to address certain accounting matters. We believe that these matters — accounting for structural attributes of certain securitizations and investment securities as embedded derivatives, and the accretion of the effective interest expense on certain indebtedness of the company — have been resolved.  However, for the purposes of filing the Annual Reports, the recording of adjustments relating to these matters, together with recording to the appropriate periods certain previously recorded and disclosed out-of-period adjustments, are not yet complete.

In addition, Springleaf and SFC expect to report in the Form 10-K a material weakness in their internal control over financial reporting in connection with accounting for complex transactions. Springleaf and SFC are determining the steps necessary to remediate the material weakness.

Springleaf and SFC currently anticipate that they will be able to complete the work described above in time to file their Forms 10-K for the year ended December 31, 2013 within the 15 day extension provided by Rule 12b-25.  However, there can be no assurance that Springleaf and SFC will be able to file their Forms 10-K within such 15 day period.

On January 3, 2014,  Springleaf announced on Form 8-K that SFC intended to discontinue filing periodic reports. As a result of the above discussed matters, SFC currently intends to file an Annual Report on Form 10-K for the year ended December 31, 2013, and to discontinue filing periodic reports subsequent to the filing of such Form 10-K.

About Springleaf Holdings, Inc.

Springleaf is a leading consumer finance company providing loan products to customers through its nationwide branch network and through iLoan, its internet lending division. Springleaf has a nearly 100-year track record of high quality origination, underwriting and servicing of personal loans, primarily to nonprime consumers. Springleaf operates one of the largest consumer finance branch networks in the United States, serving its customers through over 830 branches in 26 states. For more information, visit www.springleaffinancial.com/about-us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws.  Statements preceded by, followed by or that otherwise include the words “anticipate,” “believe,” “expect,” “estimate,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include statements regarding the timing of filing of the Form 10-K and the contents thereof, including results of operations for the fiscal years and quarters ended December 31, 2013 and December 31, 2012. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. You should not rely on forward looking statements as the sole basis upon which to make any investment decision.

Springleaf Holdings, Inc.

Craig Streem, 812-468-5752

SVP Investor Relations

craig.streem@springleaf.com